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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                -----------------

                                 March 15, 2004
                Date of Report (Date of Earliest Event Reported)

                              WCI COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                          1-9186             59-2857021
(State or Other Jurisdiction of             (Commission         (IRS Employer
Incorporation or Organization             File Number)       Identification No.)


       24301 Walden Center Drive                                     34134
     Bonita Springs, Florida 34134                                 (Zip Code)
(Address of Principal Executive Office)


                                 (239) 947-2600
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

     WCI Communities, Inc. ("WCI") announced today that a trust affiliated with its Chairman, Don E. Ackerman, has entered into an amendment to the Rule 10b5-1 plan with regards to the trust's WCI common stock holdings. The Don E. Ackerman Trust (the "Trust") entered into the plan in November 2003 in order to monetize a portion of its ownership in WCI and diversify its investment holdings. The amendment increased the maximum number of shares in the plan from 500,000 shares to 850,000 shares of the 3,417,270 shares currently held by the Trust. The Trust plans to continue to hold the majority of its position in WCI stock. The Rule10b5-1 plan utilizes a variable prepaid forward transaction under which the Trust will receive cash proceeds up front, but retain future upside and voting rights on the stock. The Trust chose to enter into the variable prepaid forward agreement because of its belief in the upside potential of WCI stock and desired to remain exposed to that potential upside.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WCI COMMUNITIES, INC.


                                                By: /s/ James D. Cullen
                                                   -----------------------------
                                                   Name:  James D. Cullen
                                                   Title: Vice President

Date: March 16, 2004